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                                                                     EXHIBIT 1.1

                                                            Draft of May 3, 2005

                                4,800,000 Shares

                                UNICA CORPORATION

                                  Common Stock

                                ($0.01 Par Value)

                          EQUITY UNDERWRITING AGREEMENT

                                                              ____________, 2005

Deutsche Bank Securities Inc.
Wachovia Capital Markets, LLC
CIBC World Markets Corp.
Needham & Company, LLC
As Representatives of the
   Several Underwriters

c/o  Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York  10005

Ladies and Gentlemen:

     Unica Corporation, a Delaware corporation (the "Company"), and certain shareholders of the Company (the "Selling Shareholders") propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 4,800,000 shares of the Company's Common Stock, $0.01 par value (the "Firm Shares"), of which 3,750,000 shares will be sold by the Company and 1,050,000 shares will be sold by the Selling Shareholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Shareholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers." The Company also proposes to sell at the Underwriters' option an aggregate of up to 720,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

     As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers
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of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

          (a) The Company represents and warrants to each of the Underwriters as follows:

               (i) A registration statement on Form S-1 (File No. 333-120615) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-1. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting in all material respects, at the time of filing thereof, the requirements of the Rules and Regulations) contained therein and the exhibits and financial statements thereto, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

               (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit 21.1 to Item 16(a) of the Registration Statement (collectively, the "Subsidiaries") has been duly organized and is validly existing under the laws of the jurisdiction of its organization as an entity of the type specified in such Exhibit 21.1 and is in good standing under such laws (to the extent such status exists under such laws), with corporate or similar power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries,


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direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or its Subsidiaries, taken together as a whole (a "Material Adverse Change"). The outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such status exists under the laws of the jurisdictions in which the Subsidiaries are organized) and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

               (iii) The outstanding shares of Common Stock of the Company, including all Shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock of the Company.

               (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

               (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.


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               (vi ) Each material contract, agreement and license filed as an exhibit to the Registration Statement to which the Company or any of its Subsidiaries is bound is legal, valid, binding, enforceable and in full force and effect against the Company or such Subsidiary, and to the knowledge of the Company, each other party thereto, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party is in material breach or default with respect to any such contract, agreement or license, and, to the Company's knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any material provision of any such contract, agreement or license.

               (vii) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree, in all material respects, with the sources from which they are derived.

               (viii) The consolidated financial statements of the Company and the Subsidiaries, together with related notes as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial data included in the Registration Statement present fairly, on the basis stated in the Registration Statement, the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. No financial schedules are required to be filed by the Company pursuant to Item 16(b) of Part II of the Registration Statement. To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board ("PCAOB"), has participated in or otherwise aided the preparation of, or audited, the financial statements or other financial data filed with the Commission as part of the Registration Statement and included in the Prospectus. The pro forma financial data included under "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable rules and guidelines of the Commission, and have been properly determined on the pro forma bases described therein. The pro forma financial information set forth in the financial statements included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.


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               (ix) To the Company's knowledge, Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are (i) independent public accountants as required by the Act and the Rules and Regulations, (ii) in compliance with the applicable requirements relating to the qualification of accountants under rule 2-01 of Regulation S-X under the Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

               (x) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries is reasonably likely to result in any Material Adverse Change or might prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

               (xi) The Company and the Subsidiaries have good and valid title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases, with such exceptions as are not reasonably likely to result in a Material Adverse Change and do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries.

               (xii) The Company and the Subsidiaries have filed, or have duly requested extension of the filing of, all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

               (xiii) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any Material Adverse Change or any development that is reasonably likely to result in a Material Adverse Change, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are required to be disclosed in the Company's financial statements which are included in the Registration Statement, but are not so disclosed.

               (xiv) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its Charter or By-


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Laws or (ii) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default is reasonably likely to result in a Material Adverse Change. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the Charter or By-Laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

               (xv) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

               (xvi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

               (xvii) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their business in all material respects as described in the Prospectus; neither the Company nor any of the Subsidiaries has infringed any Intellectual Property of any other person or entity, except for such infringement or infringements that are not reasonably likely to result in a Material Adverse Change. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Prospectus and are not described in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by


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conducting its business as set forth in the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

               (xviii ) All patent applications that resulted in the Company's patents or pending applications that describe inventions necessary to conduct the business of the Company and its Subsidiaries in the manner described in the Prospectus (the "Company Patent Applications") have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the "PTO") and applicable foreign and international patent authorities. In connection with the filing of the Company Patent Applications, to the best knowledge of the Company, all printed publications and patent references relevant to the patentability of the inventions claimed in such applications has been disclosed to those patent offices so requiring. To the best knowledge of the Company, the Company has met its duty of candor and good faith to the PTO or similar foreign authority for the Company Patent Applications. No material misrepresentations have been made to the PTO or similar foreign authority by or in connection with the Company Patent Applications. The Company and its Subsidiaries are not aware or any fact material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company has no knowledge of any facts which would preclude the Company from having clear title to the Company Patent Applications.

               (xix) Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or intends to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Company's Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (xx) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations of the Commission thereunder or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will be required to register as an "investment company" pursuant to the 1940 Act.

               (xxi) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals.

               (xxii) The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting which


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are reasonably likely to adversely affect its ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the registrant's internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred since the date of the most recent evaluation of such internal controls that has materially affected, or is reasonably likely to materially affect, the Company's internal controls over financial reporting.

               (xxiii) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

               (xxiv) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (xxv) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or persons who beneficially own 5% or more of any class of the Company's securities or any person who, in the six months preceding the filing of the Registration Statement, purchased any unregistered equity securities of the Company, except as set forth in the Registration Statement or in a questionnaire that was completed by such person in connection with the registration and offering of the Shares and a copy of which has been delivered to counsel for the Underwriters.

               (xxvi) The Company is, and will be as of the Closing Date and the Option Closing Date (as such dates are hereinafter defined), in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable as of the date hereof, or will be applicable as of the Closing Date or Option Closing Date (as the case may be), to the Company, including any related rules and regulations promulgated by the Commission.

          (b) Each of the Selling Shareholders severally represents and warrants as follows:

               (i) Such Selling Shareholder now has and at the Closing Date will have good and valid title to the Firm Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of, against payment for, such Firm Shares


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pursuant to this Agreement, the Underwriters will acquire good and valid title thereto, free and clear of any liens, encumbrances, equities and claims.

               (ii) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, the Irrevocable Power of Attorney, and the Custody Agreement referred to below and to perform its obligations under such agreements. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, State securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, the organizational documents of such Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

               (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

               (iv) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (v) Such Selling Shareholder has not relied upon the Representatives or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Firm Shares.

               (vi) Such Selling Shareholder is not a member of or an affiliate of or associated with any member of the NASD, except for the relationships of the Summit Selling Stockholders (as defined below) to optionsXpress, Inc., which is a member of the NASD.

               (vii) Certificates in negotiable form for the total number of the Shares to be sold hereunder by such Selling Shareholder have been placed in custody with the Company as custodian (the "Custodian") pursuant to the Custody Agreement executed by such Selling Shareholder for delivery of all Firm Shares to be sold hereunder by such Selling Shareholder. Such Selling Shareholder specifically agrees that the Firm Shares represented by the certificates held in


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custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminable by any act or deed of such Selling Shareholder (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of such Firm Shares hereunder, certificates for such Firm Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of such Firm Shares held by it against delivery of such Firm Shares.

     2. PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES AND THE OPTION SHARES.

          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per Share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Shareholders shall be several and not joint.

          (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the Shares to be sold by it and to an account designated by the Custodian for the Shares to be sold by the Selling Shareholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)

          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per Share as set forth in the first paragraph of this
Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, setting forth the number of Option Shares as to which the several Underwriters are


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
exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

     3. OFFERING BY THE UNDERWRITERS.


          It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

     4. COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

          (a) The Company covenants and agrees with the several Underwriters that:

               (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

               (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

               (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

               (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

               (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

               (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

               (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

               (viii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of the Company's Common Stock or derivative of such Common Stock (or agreement for such), including the filing of any registration statement under the Act (other than registration statements on Form S-8) or any other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock of the Company, will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc. ("DBSI"), provided, however, that the Company may (i) grant stock options, restricted stock or other stock-based awards to employees, consultants or directors pursuant to the terms of its plans in effect on the date hereof and described in the Prospectus, (ii) issue shares of its Common Stock pursuant to: (A) the exercise of such options and stock-based awards and (B) the exercise of any employee stock options outstanding on the date hereof, and (iii) issue shares of its Common Stock or other securities convertible into or exchangeable or exercisable for shares of its Common Stock or derivative of its Common Stock (or enter into agreements for such) in connection with one or more acquisitions by the Company of assets, capital stock or businesses of unaffiliated persons or entities (whether by mergers, exchanges of stock or otherwise), or in connection with the entering into of one or more strategic partnering agreements with unaffiliated entities, provided that, in the case of this clause (iii), each person or entity receiving any such securities of the Company (or entering into any agreement for such) pursuant to any such acquisition or agreement shall enter into a letter agreement with transfer restriction terms (including a lock-up period continuing for 180 days after the date of this Agreement) equivalent to those set forth above in this sentence.

               (ix) The Company will use its best efforts to list the Shares for quotation on the Nasdaq National Market.

               (x) The Company has caused each officer and director, each Selling Shareholder, and each other shareholder and option holder of the Company listed on Schedule III hereto to furnish to you, on or prior to the date of this Agreement, a letter or letters, in the form provided by DBSI, pursuant to which each such person has agreed not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for such Common Stock or derivative of such Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of DBSI ("Lockup Agreements").

               (xi) The Company shall apply the net proceeds of its sale of Shares as set forth in the Prospectus and shall make such disclosures in reports filed with the Commission with respect to the sale of such Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

               (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

               (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

               (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

          (b) Each of the Selling Shareholders covenants and agrees with the several Underwriters that, in order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     5. COSTS AND EXPENSES.

          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Listing Application and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. To the extent, if at all, that any of the Selling Shareholders engage legal counsel other than Wilmer Cutler Pickering Hale and Dorr LLP to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder. Any transfer taxes imposed on the sale of Shares by a Selling Shareholder to the several Underwriters will be paid by such Selling Shareholder. The Sellers shall not, however, be required to pay for any of the Underwriters' expenses (other than to the extent set forth in the preceding sentence with respect to expenses related to qualification under NASD regulations and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, unless such failure is due primarily to the default or omission of any Underwriter, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Sellers shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of any of the Shares.

     6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance in all material respects by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or State court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business and to own, lease and operate its properties, as such business and properties are described in the Prospectus.

               (ii) The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in the States identified in such opinion.

               (iii) All the outstanding shares of Common Stock of the Company, including the Shares to be sold by the Selling Shareholders, have been duly authorized and are validly issued, fully paid and non assessable.

               (iv) The Shares to be sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares will not be subject to any preemptive rights under the Delaware General Corporation Law statute or the Charter of the Company or, to the knowledge of such counsel, similar contractual rights granted by the Company (except for such preemptive or contractual rights as have been waived).

               (v) This Agreement has been duly authorized, executed and delivered by the Company.

               (vi) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, (A) no stop order suspending its effectiveness has been issued and (B) no proceedings for that purpose are pending before or threatened by the Commission.

               (vii) Except as may be required under the Act and the rules and regulations of the Commission thereunder and the Exchange Act and the rules and regulations of the Commission thereunder, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or Massachusetts state governmental authority or agency is necessary for the issuance, sale and delivery of Shares by the Company to the Underwriters pursuant to this Agreement.

               (viii) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not with or constitute a breach of any of the terms or provisions of, or a default under, the Charter or By-Laws of the Company or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company is a party and that is filed as an exhibit to the Registration Statement.

               (ix) The statements in the Prospectus under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale" and in Item 14 of Part II of the Registration Statement, insofar as such statements constitute matters of law or legal conclusions or summarize the terms of agreements, are correct in all material respects.

               (x) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as such term is defined in the 1940 Act.

               (xi) To the knowledge of such counsel, except as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for any such rights as have been waived.

          In addition to the matters set forth above, such counsel shall confirm to you as follows: In the course of acting as counsel for the Company in connection with the preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with officers and other representatives of the Company, representatives of and counsel for the Underwriters and representatives of the independent public accountants of the Company, during which the contents of the Registration Statement and the Prospectus were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth pursuant to paragraph (ix) above), subject to the foregoing and based on such participation and discussions:

               (A) the Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (except for the financial statements, including the notes thereto, and other financial, statistical and accounting data and information, and information relating to the Underwriters and the method of distribution of the Shares by the Underwriters included therein or omitted therefrom, as to which such counsel need express no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder,

               (B) no facts have come to the attention of such counsel that have caused such counsel to believe that (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as set forth in the parenthetical in clause (A) above) or (ii) the Prospectus, as of the date it was filed with the Commission pursuant to Rules 424(b) and 430A under the Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as set forth in the parenthetical in clause (A) above) and

               (C) such counsel is not aware of any contract or other document of a character required by the Act and the applicable rules and regulations of the Commission thereunder to be filed as an exhibit to the Registration Statement that is not so filed.

          (c) The Representatives shall have received on the Closing Date the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the each of the Selling Shareholders marked with an asterisk (*) in Schedule II hereto (each a "Specified Selling Shareholder"), dated the Closing Date, addressed to the Underwriters substantially to the effect that:

               (i) Each Specified Selling Shareholder that is an entity has duly authorized this Agreement and the Irrevocable Power of Attorney and Custody Agreement executed and delivered by such Specified Selling Shareholder.

               (ii) This Agreement has been duly executed and delivered by or on behalf of each of the Specified Selling Shareholders.

               (iii) Each of the Irrevocable Power of Attorney and the Custody Agreement executed and delivered by a Specified Selling Shareholder constitutes a valid and binding obligation of such Specified Selling Shareholder, enforceable against such Specified Selling Shareholder in accordance with its terms.

               (iv) Except as may be required under the Act, the Exchange Act or the respective rules and regulations of the Commission thereunder, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United Stated federal or Massachusetts state governmental authority or agency is necessary for the sale and delivery of Shares by the Specified Selling Shareholders to the Underwriters pursuant to this Agreement.

               (v) Upon acquiring possession of stock certificates representing the Shares to be sold by the Specified Selling Shareholders, endorsed to the Underwriters by the respective Specified Selling Shareholders specified by such certificates to be entitled to such certificates, and paying the purchase price therefor pursuant to this Agreement, the Underwriters will acquire their respective interests in such Shares, including all rights that any of the Specified Selling Shareholders had or has the power to transfer in any of such Shares, free of any adverse claim within the meaning of UCC Sections 8-102 and 8-502.

          (d) The Representatives shall have received on the Closing Date the opinion of Weil, Gotshal & Manges LLP, counsel for Summit Accelerator Founders Fund, L.P., Summit Accelerator Fund, L.P. and Summit (SAF) Investors IV, L.P. (each a "Summit Selling Shareholder"), dated the Closing Date, addressed to the Underwriters substantially to the following effect:

               (i) Each Summit Selling Shareholder is a partnership validly existing and in good standing under the laws of the State of Delaware.

               (ii) Assuming that the Underwriters acquire the Shares being sold to them by the Summit Selling Shareholders (the "Summit Selling Shareholder Shares") pursuant to this Agreement without notice of an adverse claim thereto, upon (a) the delivery to the Underwriters of such Summit Selling Shareholder Shares, (b) the payment therefor in accordance with the terms of this Agreement and (c) the acquisition by the Underwriters of control of such Summit Selling Shareholder Shares, the Underwriters will acquire such Summit Selling Shareholder Shares free of any adverse claim. For purposes of this Paragraph 2, the terms "delivery", "control", "adverse claim" and "notice of an adverse claim" shall have the respective meanings ascribed thereto in Sections 8 301, 8-106, 8-102(a)(1) and 8-105 of the Uniform Commercial Code in effect in the State of New York.

               (iii) Each Summit Selling Shareholder has all requisite partnership power and authority to execute and deliver this Agreement and any Irrevocable Power of Attorney or Custody Agreement to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each Summit Selling Shareholder of this Agreement and any Irrevocable Power of Attorney or Custody Agreement to which it is a party have been duly authorized by all necessary partnership action on the part of such Summit Selling Shareholder. This Agreement, an Irrevocable Power of Attorney and a Custody Agreement have been duly and validly executed and delivered by or on behalf of each Summit Selling Shareholder. Assuming the due authorization, execution and delivery thereof by the other parties thereto, the Irrevocable Power of Attorney and Custody Agreement executed by each Summit Selling Shareholder constitute the legal, valid and binding obligations of such Summit Selling Shareholder which is a party thereto, enforceable against such Summit Selling Shareholder in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

               (iv) The execution and delivery by each Summit Selling Shareholder of this Agreement and the Irrevocable Power of Attorney or Custody Agreement to which such Summit Selling Stockholder is a party and the performance by such Summit Selling Shareholder of its obligations hereunder and thereunder will not conflict with, constitute a default under or violate (A) any of the terms, conditions or provisions of the partnership agreement of or other similar agreement or document of which such counsel has knowledge governing such Summit Selling Shareholder, (B) any federal or Massachusetts state law or regulation (other than federal and state securities or blue sky laws, as to which such counsel need express no opinion in this opinion), or (C) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on such Summit Selling Shareholder of which such counsel is aware.

               (v) No consent, approval, waiver, license or authorization or other action by or filing with any federal or Massachusetts state governmental authority is required in connection with the execution and delivery by each Summit Selling Shareholder of this Agreement and any Irrevocable Power of Attorney or Custody Agreement to which it is a party, the consummation by each Summit Selling Shareholder of the transactions contemplated hereby or thereby or the performance by each Summit Selling Shareholder of its obligations hereunder and thereunder, except for filings and other actions required pursuant to (A) the Act and/or the Exchange Act and the rules and regulations thereunder and (B) federal and state securities or blue sky laws, as to which such counsel need express no opinion in this paragraph.

The opinions expressed in such opinion may be limited to the laws of the Commonwealth of Massachusetts, the Uniform Commercial Code of the State of New York, the partnership and limited liability company laws of the State of Delaware and the federal laws of the United States.

          (e) The Representatives shall have received on the Closing Date the opinion of Sullivan & Worcester LLP, counsel for Richard N. Spann Trust, dated the Closing Date, addressed to the Underwriters substantially to the effect set forth in clauses (i) through (v) of Section 6(c) above with respect to such trust (in lieu of the Specified Selling Shareholders).

          (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, an intellectual property opinion of Fish & Richardson P.C., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially to the effect that:

               (i) Such counsel knows of no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and methods, owned by or affecting the business or operations of the Company (the "Intellectual Property") which are pending or threatened against the Company or any of the Subsidiaries or any of their officers or directors.

               (ii) The Company is listed in the records of the United States Patent and Trademark Office as the holder of record of the patents listed on a schedule to such opinion (the "Patents") and each of the applications listed on a schedule to such opinion (the "Applications"). To the knowledge of such counsel, there are no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications. Such counsel is not aware of any material defect in form in the preparation or filing of the Applications on behalf of the Company. To the knowledge of such counsel, the Applications are being pursued by the Company. To the knowledge of such counsel, the Company owns as its sole property the Patents and pending Applications.

               (iii) Such counsel knows of no reason why the Patents are not valid as issued. Such counsel has no knowledge of any reason why any patent to be issued as a result of any Application would not be valid or would not afford the Company useful patent protection with respect thereto.

          (g) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect that:

               (i) The Company is validly existing as a corporation and in good standing under Delaware law.

               (ii) The Shares to be issued by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

               (iii) This Agreement has been duly authorized, executed and delivered by the Company.

          In addition to the matters set forth above, such opinion shall also include a statement that no facts have come to the attention of such counsel that have caused such counsel to believe that (i) the Registration Statement, as of its effective time (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of the date it was filed with the Commission pursuant to Rules 424(b) and 430A under the Act or as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and related notes and other financial, statistical and accounting data and information therein). With respect to such statement, Goodwin Procter LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (h) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

          (i) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them represents on behalf of the Company as follows:

               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

               (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

               (iii) All filings required to have been made pursuant to Rule 424 or 430A under the Act have been made as and when required by such rules;

               (iv) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the Registration Statement and the Prospectus did not include any untrue statement of material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

               (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any Material Adverse Change or any development that is reasonably likely to result in a Material Adverse Change, whether or not arising in the ordinary course of business.

          (j) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

          (k) The Firm Shares and Option Shares, if any, have been approved for quotation upon notice of issuance on the Nasdaq National Market.

          (l) The Lockup Agreements described in Section 4(x) are in full force and effect.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Goodwin Procter LLP, counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

          In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

      7. CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

          The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

      8. INDEMNIFICATION.

          (a) The Company agrees:

               (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability of the Underwriter or controlling person arises out of or is based upon (A) an untrue statement or alleged untrue statement of a material fact contained in, or the omission or alleged omission of a material fact from, any Preliminary Prospectus that was corrected in the Prospectus or any amendment or supplement thereto, if such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of the sale of such Shares, a copy of the Prospectus or any amendment or supplement thereto, but only if the Company has previously furnished copies of the Prospectus or any such amendment or supplement to the Underwriter, or (B) an untrue statement or alleged untrue statement contained in, or the omission or alleged omission of a material fact from, the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and

               (2) except as otherwise provided in Section 8(a)(1), to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b) Each of the Selling Shareholders severally agrees:

               (1) to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise , insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that such selling Shareholder shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), in each case under clause (i), (ii) or (iii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, provided, however, that such Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability of the Underwriter or controlling person arises out of or is based upon an untrue statement or alleged untrue statement contained in, or the omission or alleged omission of a material fact from, the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and

               (2) except as otherwise provided in Section 8(b)(1), to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(b) exceed the net proceeds received by such Selling Shareholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

          (c) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the

Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(a) or
(b) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9. DEFAULT BY UNDERWRITERS.

          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. NOTICES.

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel and Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, Attention: John B. Steele, Esq.; if to the Company or the Selling Shareholders, to Unica Corporation, 170 Tracer Lane, Waltham, Massachusetts 02451, Attention: Chief Executive Officer, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: Mark L. Johnson, Esq.

     11. TERMINATION.

          This Agreement may be terminated by you by notice to the Company and the Selling Shareholders (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's Common Stock by the Nasdaq National Market, the Commission, or any other governmental authority or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 9 of this Agreement.

     12. SUCCESSORS.

          This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13. INFORMATION PROVIDED BY UNDERWRITERS.


          The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third and ninth through fifteenth paragraphs under the caption "Underwriting" in the Prospectus and in the second paragraph under the caption "Underwriting -- Pricing of this Offering" in the Prospectus.

     14. MISCELLANEOUS.


          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of laws provisions thereof.

          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

                [reminder of this page intentionally left blank]

          Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                      Very truly yours,

                                      UNICA CORPORATION

                                      By:
                                          ------------------------------------
                                          Yuchun Lee, Chief Executive Officer

                                      Selling Shareholders listed on Schedule II

                                      By:
                                          ------------------------------------
                                           Yuchun Lee, Attorney-in-Fact

The foregoing Underwriting
Agreement is hereby confirmed and
accepted as of the date first above
written.

DEUTSCHE BANK SECURITIES INC.
WACHOVIA CAPITAL MARKETS, LLC
CIBC WORLD MARKETS CORP.
NEEDHAM & COMPANY, LLC

As Representatives of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.


By:
    ------------------------------
          Authorized Officer


By:
    ------------------------------
          Authorized Officer

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

                                                          Number of Firm Shares
Underwriter                                               to be Purchased
-----------                                               -------------------
Deutsche Bank Securities Inc.
Wachovia Capital Markets, LLC
CIBC World Markets Corp.
Needham & Company, LLC
                                                          ---------
Total                                                     4,800,000
                                                          =========

                                   SCHEDULE II

                        SCHEDULE OF SELLING SHAREHOLDERS



                                                        Number of Firm Shares
         Selling Shareholder                            to be Sold
         -------------------                            ------------------------
         Summit Accelerator Founders Fund, L.P.            28,617
         Summit Accelerator Fund, L.P.                    554,901
         Summit (SAF) Investors IV, L.P.                   48,482
         David Cheung Living Trust*                       100,000
         Richard N. Spann Trust                            18,000
         James Perakis*                                    35,000
         John B. Landry*                                   25,000
         Curt Bloom                                        35,000
         William Kantor                                    15,000
         Kazuko Lee                                        10,000
         Indulis Pommers Trust*                           100,000
         Benjamin Van Roy                                  40,000
         Edward Van Roy                                    40,000
                                                        ---------
         Total                                          1,050,000
                                                        =========

                                  SCHEDULE III

    SCHEDULE OF SHAREHOLDERS AND OPTION HOLDERS SUBJECT TO LOCKUP AGREEMENTS

                                   [To come.]


                                       33